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                                                                    EXHIBIT 99.1

                                      NEW
                                    ENGLAND
                                  INVESTMENT
                                COMPANIES, L.P.

                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE
Contact: Laurence J. Dwyer 617/578-1686
         Margaret-Ellen Clough 617/578-1884


         NEW ENGLAND INVESTMENT COMPANIES CHANGES NAME TO NVEST, L.P.

         BOSTON (March 16, 1998) -- New England Investment Companies, L.P. announced today that it is changing its name to Nvest, L.P. (NYSE: NEW), effective March 31, 1998. Its operating partnership will now be known as Nvest Companies, L.P. The new name more clearly reflects the partnership's status as a major investment manager with $125 billion in assets under management and better positions the firm for future participation in the broader financial marketplace.

         "Our new name -- Nvest -- succinctly defines what we do as a firm: invest assets for individual and institutional clients," said Peter S. Voss, Chairman and Chief Executive Officer. "Since we went public through a merger with Reich & Tang in September 1993, the partnership has changed dramatically, adding affiliates in Chicago, Houston, Oakland and San Francisco and broadening our product line and client base. Nvest removes the geographic limitations of our former name and is better suited to the increasingly global nature of the investment business."

                                    -more-

       399 Boylston Street . Boston, Massachusetts 02116 . 617-578-3500

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    Nvest will continue to use NEW as its trading symbol on the New York Stock
Exchange. Nvest's 11 investment management firms will continue to use their own business names.

    Through its partnership with Nvest Companies, Nvest has 15 affiliates with $125 billion in assets under management as of December 31, 1997. The firm's affiliates offer a wise array of investment styles and products to institutional and individual clients. The business units include AEW Capital Management; Back Bay Advisors; Capital Growth Management; Financial Advisor Services; Graystone Partners; Harris Associates; Jurika & Voyles; Loomis, Sayles & Co.; New England Funds; Nvest Associates, Reich & Tang Capital Management; Reich & Tang Funds; Snyder Capital Management; Vaughn, Nelson, Scarborough & McCullough; and Westpeak Investment Advisors.

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